UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DORCHESTER MINERALS, L.P.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

August 21, 2023

To our fellow Unitholders:

Our results during 2022 to a large extent benefited from industrywide increases in realized oil and natural gas sales prices. Increases in Royalty Properties and NPI sales volumes were largely a result of continued drilling activity in the Permian Basin. Significant results include the following:

●	Net income of $130.6 million;

●	Distributions of $131.9 million to our limited partners;

●

Acquisition of mineral, royalty and overriding royalty interests representing approximately 2,100 net royalty acres located in 12 counties across Texas and New Mexico in exchange for 816,719 common units representing limited partnership interests in the Partnership valued at $20.4 million and issued pursuant to the Partnership's registration statement on Form S-4;

●

Acquisition of mineral and royalty interests representing approximately 3,600 net royalty acres located in 13 counties across Colorado, Louisiana, Ohio, Oklahoma, Pennsylvania, West Virginia and Wyoming in exchange for 570,000 common units representing limited partnership interests in the Partnership valued at $14.8 million and issued pursuant to the Partnership's registration statement on Form S-4;

●

First payments on 1,808 gross and ten net new wells completed on our Royalty Properties and 112 gross and two net new wells completed on our NPI Properties. The wells were located in 63 counties and parishes in 12 states with the majority of the activity concentrated in the Permian Basin, Rockies, and South Texas. Included in these totals are wells in which we own both a royalty interest and a net profits interest. Wells with such overlapping interests are counted in both categories;

●

Total lease bonus of $8.7 million includes consummation of 31 leases and pooling elections of our mineral interest in undeveloped properties located in 17 counties in four states. Of the total, $7.3 million was attributable to a record lease bonus executed in Reagan County, Texas.

The enclosed Annual Report on Form 10-K and Form 10-K/A includes information about activity on our Royalty Properties and Net Profits Interest. We encourage you to read this information and to contact us with any questions about your investment. In addition, the enclosed Proxy Statement contains important information concerning matters to be voted upon at our 2023 Annual Meeting. Please read the Proxy Statement and submit your vote at your earliest convenience.

We value you as partners and thank you for your continued support.

Sincerely,

Bradley J. Ehrman

Chief Executive Officer

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS

To Be Held on October 4, 2023

To the Unitholders of Dorchester Minerals:

The Annual Meeting of the Limited Partners of Dorchester Minerals, L.P. will be held at 2 p.m. Central Time on October 4, 2023, in a live virtual meeting format only, via webcast, at www.virtualshareholdermeeting.com/DMLP2023, for the following purposes:

1.	To approve Amendment No. 1 to the Dorchester Minerals Management LP Equity Incentive Program, a copy of which is attached hereto as Annex A;

2.	To elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee until the 2024 Annual Meeting of Limited Partners;

3.	To approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;

4.	To approve Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P., a copy of which is attached hereto as Annex B;

5.	To hold an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K or any successor thereto;

6.	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

7.	To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on August 15, 2023 and valid proxy holders are entitled to notice of, and to vote at, the meeting via live webcast, at www.virtualshareholdermeeting.com/DMLP2023. Unitholders will need their 16-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Unitholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting, including the ability of Unitholders to vote and ask questions during the meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the 2023 Annual Meeting. If you do not have your 16-digit control number, you will still be able to attend the 2023 Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise participate. Unitholders who do not intend to vote at the 2023 Annual Meeting may continue to vote at www.proxyvote.com until 11:59 p.m. Eastern Time the day before the meeting date and in accordance with the instructions in the Partnership’s proxy materials. Unitholders may also submit questions for the 2023 Annual Meeting at annualmeeting@dmlp.net until 11:59 p.m. Eastern Time five days prior to the date of the 2023 Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS AT YOUR EARLIEST CONVENIENCE.

If you have any questions or need assistance in voting your units, please call our proxy solicitation agent:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(800) 261-1047

By Order of the Board of Managers of
Dorchester Minerals Management GP LLC,

/s/ William Casey McManemin

William Casey McManemin
Chairman

August 21, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Limited Partners to be Held on October 4, 2023:

The Partnership’s Proxy Statement for the 2023 Annual Meeting of Limited Partners and Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2022 are available at www.dmlp.net.

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

PROXY STATEMENT
For
ANNUAL MEETING OF LIMITED PARTNERS
To Be Held on October 4, 2023

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to holders of common units in connection with the solicitation of proxies by our Board of Managers for use at the Dorchester Minerals, L.P. 2023 Annual Meeting. Our general partner is Dorchester Minerals Management LP, and its general partner is Dorchester Minerals Management GP LLC. As a result, the Board of Managers of Dorchester Minerals Management GP LLC exercises effective control of us. Dorchester Minerals Management LP is referred to herein as our general partner, and Dorchester Minerals Management GP LLC is referred to herein as the general partner of our general partner. The approximate date on which definitive copies of this proxy statement and form of proxy are intended to be released to Unitholders is August 24, 2023.

When and Where Is the 2023 Annual Meeting?

The 2023 Annual Meeting will be held at 2 p.m. Central Time on October 4, 2023, in a live virtual meeting format only, via webcast, at www.virtualshareholdermeeting.com/DMLP2023.

What Are The Board of Managers’ Proposals?

To (i) approve Amendment No. 1 to the Dorchester Minerals Management LP Equity Incentive Program (as amended, the “Equity Incentive Program”); (ii) elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee; (iii) approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023; (iv) approve Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P. (as amended, the “Partnership Agreement”); (v) approve, by a non-binding advisory vote the compensation paid to the Partnership’s named executive officers; and (vi) approve, by a non-binding advisory vote the frequency of submission to Unitholders to advisory “Say on Pay” proposals, as described in this proxy statement.

How Does the Board of Managers Recommend I Vote on the Proposals?

The Board of Managers recommends a vote:

1.	“FOR” the approval of Amendment No. 1 to the Equity Incentive Program;

2.	“FOR” each of the nominees to serve on the Board of Managers and the Advisory Committee;

3.	“FOR” the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;

4.	“FOR” the approval of Amendment No. 3 to the Partnership Agreement;

5.	“FOR” the approval of the compensation paid to the Partnership’s named executive officers; and

6.	for “3 YEARS” as the frequency for voting on “Say on Pay” proposals.

How Will Voting On Any Other Business Be Conducted?

The Board of Managers does not know of any business to be considered at the 2023 Annual Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on such matters at their discretion.

Who Is Entitled to Vote?

Each Unitholder as of the close of business on August 15, 2023, the record date, is entitled to vote at the 2023 Annual Meeting.

How Many Units May Be Voted?

As of the record date, 38,715,243 units were outstanding. Each unit entitles its holder to one vote.

What is a “Quorum”?

A quorum is established if a majority of the outstanding units are represented in person or by proxy at the 2023 Annual Meeting. There must be a quorum for the 2023 Annual Meeting to be held. If you submit a properly executed proxy card, you will be considered part of the quorum. Proxies received by us that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner.

What Vote Is Required to Approve the Proposals?

The affirmative vote of holders of a majority of units present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to approve Amendment No. 1 to the Equity Incentive Program. Abstentions will have the effect of votes against the proposal to approve Amendment No. 1 to the Equity Incentive Program, but broker non-votes and other limited proxies will have no effect on this proposal.

The affirmative vote of holders of a plurality of the outstanding units is required to elect each manager to the Board of Managers. Thus, any abstentions, broker non-votes or other limited proxies will have no effect on the outcome of the election of managers.

The affirmative vote of holders of a majority of the units present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to approve the appointment of Grant Thornton LLP as our registered independent public accounting firm for the year ending December 31, 2023. Abstentions will have the effect of votes against the proposal to approve Grant Thornton LLP as our independent public accounting firm, but broker non-votes and other limited proxies will have no effect on this proposal.

The affirmative vote of holders of a majority of the units held by Unitholders shall constitute the Unitholders’ approval of Amendment No. 3 to the Partnership Agreement. Abstentions, broker non-votes and other limited proxies will have the effect of votes against the proposal to approve Amendment No. 3 to the Partnership Agreement.

The Unitholder vote regarding the “Say on Pay” proposal is non-binding and solely advisory in nature; accordingly, abstentions, broker non-votes and other limited proxies will have no effect on this proposal. Our Board of Managers will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

The Unitholder vote regarding the frequency of the advisory vote by Unitholders on executive compensation is also non-binding and advisory in nature; thus, any abstentions, broker non-votes and other limited proxies will have no effect on the outcome of the vote. Our Board of Managers will carefully review and consider the voting results when determining the frequency of future advisory votes on executive compensation.

How Do I Vote?

You may vote by any one of four different methods:

(a)

In Writing - You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope. If you return your signed proxy card, but do not give instructions as to how you wish to vote, your units will be voted FOR proposal nos. 1, 2, 3, 4, and 5 and for “3 years” for proposal no. 6.

(b)

By Telephone - You can vote by calling the telephone number on the proxy card up until 11:59 p.m. Eastern Time on October 3, 2023 and following the instructions. Please have your proxy card in hand when calling.

(c)

Over the Internet - You can vote by going to www.proxyvote.com up until 11:59 p.m. Eastern Time on October 3, 2023 to transmit your voting instructions using your 16-digit control number provided on your proxy card or voting instructions form.

(d)

In Person - You can vote by attending the 2023 Virtual Annual Meeting online at www.virtualshareholdermeeting.com/DMLP2023 using your 16-digit control number provided on your proxy card or voting instructions form.

Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. You have the right to revoke your proxy at any time before the 2023 Annual Meeting by:

(a)	Delivering to Dorchester Minerals, L.P., Attn: 2023 Annual Meeting, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas, 75219-4541, a written revocation;

(b)	Voting in person at the 2023 Virtual Annual Meeting online at www.virtualshareholdermeeting.com/DMLP2023; or

(c)	Returning a later-dated proxy card.

Attendance at the 2023 Annual Meeting will not, without further action by you, revoke your proxy.

Unitholders have no dissenters’ rights or rights of appraisal under Delaware law or our Partnership Agreement.

What Does It Mean If I Receive More Than One Proxy Card?

If your units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date, and return all of the proxy cards you receive to ensure that all of your units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), at (800) 937-5449.

How Can I Vote If My Units Are Held in “Street Name”?

If your units are held in the name of your broker, a bank, or other nominee, that party will give you instructions about how to vote your units.

Who Will Count the Votes?

Representatives of Broadridge Investor Communication Services, an independent tabulator, will count the votes and act as the inspector of election.

Where and When Will I Be Able to Find Out the Results of Voting?

In addition to announcing the results at the 2023 Annual Meeting, you will also be able to find the results in our Form 8-K that will be publicly filed within four business days of the 2023 Annual Meeting.

Who Is Bearing the Cost Of This Proxy Solicitation?

This proxy solicitation by the Partnership is being made by the Partnership on behalf of the Board of Managers. In addition, we have retained Georgeson LLC to solicit proxies on behalf of our Board of Managers. We are bearing the cost of soliciting proxies for the 2023 Annual Meeting. We expect to pay Georgeson LLC approximately $14,500, as compensation for its services, plus reimbursable expenses. In addition to using the mail, managers, officers, employees and representatives of Georgeson LLC may solicit proxies by telephone, personal interview or otherwise. Our managers, officers and employees will not receive additional compensation for this activity but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

How Can I Obtain A Copy of the Annual Report on Form 10-K?

A copy of our 2022 Annual Report on Form 10-K and 10-K/A, including the consolidated financial statements filed therewith is included with this proxy statement. We will provide an additional copy of our 2022 Annual Report on Form 10-K and 10-K/A, including the consolidated financial statements, upon written request to Dorchester Minerals, L.P., Attn: 2023 Annual Meeting, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee.

When Are the Unitholder Proposals For the 2024 Annual Meeting of Limited Partners Due?

We presently expect that our next Annual Meeting of Limited Partners will be held on May 15, 2024. Unitholder proposals for inclusion in the proxy materials relating to the 2024 Annual Meeting must be received at our principal executive office at 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541, addressed to our general partner no later than December 6, 2023. In accordance with our Partnership Agreement, Unitholders who intend to present a proposal at the 2024 Annual Meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal to us no later than March 16, 2024, and Unitholders who intend to nominate a manager for election to the Board of Managers and Advisory Committee are required to provide notice of such proposal to us no later than February 15, 2024. Unitholders who intend to nominate and solicit proxies in support of manager nominees to the Board of Managers and Advisory Committee other than the Partnership’s nominees must comply with the applicable provisions of Rule 14a-19 and provide notice of such proposal no later than February 15, 2024. If the date of the 2024 Annual Meeting is changed to a different month, we will advise our Unitholders of the new date for the submission of Unitholder proposals in one of our periodic filings with the Securities and Exchange Commission.

Who should I contact if I have questions or need assistance voting my units?

If you have more questions about the proposals, need assistance voting your units or if you would like additional copies of this document you should call or write:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

(800) 261-1047

PROPOSAL TO ADOPT AMENDMENT NO. 1 TO THE DORCHESTER MINERALS MANAGEMENT LP EQUITY INCENTIVE PROGRAM

(PROPOSAL NO. 1 ON THE PROXY CARD)

THE PROPOSAL

We propose to amend certain provisions of the Equity Incentive Program in the manner specifically set forth in Amendment No. 1 to the Equity Incentive Program, a copy of which is attached hereto as Annex A (with blackline marks indicating the proposed changes to the specific provisions of the Program) (this “Program Amendment”), to allow for Dorchester Minerals Management LP to direct the Partnership to issue common units to satisfy the awards under the Equity Incentive Program in the event that Dorchester Minerals Management LP is otherwise prohibited from purchasing common units on the open market due to legal or regulatory restrictions.

DESCRIPTION OF THE DORCHESTER MINERALS MANAGEMENT LP EQUITY INCENTIVE PROGRAM, AS AMENDED

The following discussion and summary of the Equity Incentive Program as amended to reflect the Program Amendment is qualified in its entirety by reference to the actual text of the plan document.

Description of the Equity Incentive Program

The purpose of the Equity Incentive Program is to promote our long term financial interests and growth by attracting and retaining managers, officers, employees, consultants and other service providers of Dorchester Minerals Operating LP and its affiliates, including the Partnership and Dorchester Minerals Management LLC, and aligning the interests of these individuals with our interests through providing them with equity-based awards of our common units representing limited partnership interests in the Partnership. The Equity Incentive Program’s purpose is to be achieved by providing grants of restricted common unit awards, common unit awards or notional unit awards. The Equity Incentive Program is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration of the Equity Incentive Program

The Equity Incentive Program is administered by Dorchester Minerals Management LP, the general partner of the Partnership, or any employee or group of employees of Dorchester Minerals Operating LP to whom authority to administer the Equity Incentive Program which we refer to as the “Program Administrator.” Unless otherwise limited by the Equity Incentive Program document or applicable law, the Program Administrator has broad discretion to administer the Equity Incentive Program, interpret its provisions, and adopt rules and regulations for implementing the Equity Incentive Program. This discretion includes the power to determine to whom, at what time awards will be granted and the type of award to be granted, to determine the number of common units to be covered by awards, to prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), to determine under what circumstances an award may be vested, canceled or forfeited, to delegate duties under the Equity Incentive Program, and to execute all other responsibilities permitted or required under the Equity Incentive Program. All designations, determinations, interpretations, and other decisions under or with respect to the Equity Incentive Program or any award will be within the sole discretion of the Program Administrator and will be final, conclusive, and binding on all parties concerned, including, but not limited to, program participants and their beneficiaries and successors.

Persons Who May Participate in the Equity Incentive Program

Any officer, employee, consultant or other individual providing services to Dorchester Minerals Operating LP or any of its affiliates, or any manager of Dorchester Minerals Management LLC elected by our limited partners, in each case, who is selected by the Program Administrator to receive an award under the Equity Incentive Program will be a program participant. A program participant is eligible to receive an award subject to the terms of the Equity Incentive Program document and any limitations imposed by appropriate action of the Program Administrator. There are approximately 30 persons currently eligible to participate in the Program.

Common Units Subject to the Equity Incentive Program

The number of common units that may be granted each fiscal year pursuant to awards to program participants shall not exceed 0.333% of the number of common units outstanding at the beginning of the fiscal year. If any award is forfeited, cancelled or otherwise terminates or expires, any common units subject to such award that are not actually granted pursuant to such award and any common units reacquired from the forfeiture of a restricted common unit award or a notional unit award shall again be available for awards under the Equity Incentive Program. All common units granted pursuant to an award shall consist solely of common units acquired by Dorchester Minerals Management LP in the open market; provided, that, if Dorchester Minerals Management LP is otherwise prohibited from purchasing common units on the open market due to legal, regulatory or financing restrictions, Dorchester Minerals Management LP shall direct the Partnership to issue common units directly to a program participant in order to satisfy an award.

Awards

Common Unit Awards. The Program Administrator may, in its discretion, grant to a program participant a common unit award, which is an award of common units that are not subject to vesting, forfeiture or other restrictions.

Restricted Common Unit Awards. Restricted common unit awards also may be granted under the Equity Incentive Program. A restricted common unit award is an award of common units that are subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Program Administrator in its discretion. The Program Administrator has the authority to determine to whom restricted common unit awards will be granted, the number of common units covered by the award, the duration of any restrictions, the conditions under which the restricted common units may become vested or forfeited (including without limitation specified performance goals and time-based vesting), and any other terms and conditions as the Program Administrator may establish with respect to the awards. These terms and conditions may include rules pertaining to the termination of employment or service of a participant prior to the expiration of a designated restricted period. Upon or as soon as reasonably possible following the vesting of restricted common units, subject to any applicable federal income tax withholding, the program participant will be entitled to have the restrictions removed from his award so that the program participant then holds unrestricted common units.

Notional Unit Awards. Notional unit awards also may be granted under the Equity Incentive Program. Notional units do not constitute common units and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any program participant in respect of a notional unit award shall be no greater than the right of any unsecured general creditor of the Partnership and Dorchester Minerals Management LP. To the extent provided by the Program Administrator, in its discretion, a notional unit award may include a right to receive with respect to a notional unit an amount in cash (a “Distribution Equivalent”) equal to the cash distributions made by the Partnership with respect to a common unit during the designated restricted period for such notional unit (collectively, a “Distribution Equivalent Right”) which may provide that such Distribution Equivalents shall be paid directly to the program participant, be reinvested into additional awards, be credited to a bookkeeping account (with or without interest in the discretion of the Program Administrator) subject to the same vesting restrictions as the notional unit award, or be subject to such other provisions or restrictions as determined by the Program Administrator in its sole discretion, subject to the provisions of Section 16 of the Equity Incentive Program. A breach of the terms and conditions established by the Program Administrator pursuant to the notional unit award may result in a forfeiture of the notional units. At the time a notional unit award is granted, the Program Administrator may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the notional units subject to the award, including without limitation rules pertaining to the termination of employment (by reason of death, permanent and total disability, retirement, cause or otherwise) of a program participant prior to expiration of the designated restricted period. Except as otherwise set forth in a notional unit award, no later than the 60th calendar day following the vesting of each notional unit, subject to the provisions of Section 4(d) of the Equity Incentive Program, the program participant shall be entitled to settlement of such notional unit and shall receive one common unit or an amount in cash equal to the fair market value of a common unit (as calculated under the Equity Incentive Program), as determined by the Program Administrator in its sole discretion.

Other Provisions

Performance Conditions. The vesting of any restricted common unit or notional unit award may be subject to performance conditions specified by the Program Administrator.

Tax Withholding. The Program Administrator is authorized to require payment of any amount it may determine to be necessary to withhold for taxes as a result of the grant or vesting of an award. The Program Administrator has discretion to withhold from any award the amount of common units necessary to cause such taxes to be funded.

Equity Restructurings. In the event of any extraordinary common unit distribution or split, recapitalization, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring” (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718) with respect to common units, the Program Administrator shall, in the manner determined appropriate or desirable by the Program Administrator and without liability to any person, adjust any or all of (i) the number of common units or other securities of the Partnership (or number and kind of other securities or property) with respect to which awards may be granted under the Equity Incentive Program, and (ii) the terms of outstanding awards, including, but not limited to (A) the number of common units or other securities of the Partnership (or number and kind of other securities or property) or notional units subject to outstanding awards or to which outstanding awards relate and (B) any performance targets or other applicable terms.

Mergers, Reorganizations and other Corporate Transactions. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of common units or other securities of the Partnership, issuance of warrants or other rights to purchase common units or other securities of the Partnership, or other similar corporate transaction or event that affects the common units such that an adjustment is determined by the Program Administrator in its discretion to be appropriate or desirable, the Program Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable as to (i) the number of common units or other securities of the Partnership (or number and kind of other securities or property) with respect to which awards may be granted under the Equity Incentive Program, and (ii) the terms of any outstanding award, including (A) the number of common units or other securities of the Partnership (or number and kind of other securities or property) or notional units subject to outstanding awards or to which outstanding awards relate and (B) any performance targets or other applicable terms.

Amendment. The Program Administrator may amend, alter or discontinue the Equity Incentive with respect to any common units for which a grant has not yet been made, subject to the requirements of the exchange upon which the common units are traded. The Program Administrator also may amend, alter or discontinue any outstanding award as long as no change would materially diminish any rights of the participant without the consent of the program participant. The Program Administrator may without program participant consent amend the Equity Incentive or any outstanding award in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable laws and may amend any outstanding awards in a manner that is not adverse (other than in a de minimis manner) to a program participant, except as otherwise may be permitted under the Equity Incentive or the terms of the award.

United States Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants and the operating partnership arising from participation in the program. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the program may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Common Unit and Restricted Common Unit Awards. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted common unit award or a common unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Code.

Notional Common Unit Awards. The grant of a notional Common Unit award will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of common units (or cash or property) received on the date of settlement.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to common units received. Participants who are not employees must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the program. Distributions that are received by a participant prior to the time that the common units are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the operating partnership, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest. We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE PARTNERSHIP WITH RESPECT TO AWARDS UNDER THE EQUITY INCENTIVE PROGRAM. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The awards, if any, that will be made under the Equity Incentive Program are subject to the discretion of the Program Administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Equity Incentive Program. For information regarding equity awards granted to our named executive officers during 2022, please refer to the section entitled “Executive Compensation—Summary Compensation Table.” Equity awards granted to our managers during 2022 are described under “Director Compensation.”

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THIS AMENDMENT NO. 1 TO THE DORCHESTER MINERALS MANAGEMENT LP EQUITY INCENTIVE PROGRAM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common units as of August 21, 2023. The information is set forth for (i) each nominee and current manager and named executive officer of the general partner of our general partner, (ii) all executive officers and managers of the general partner of our general partner as a group, and (iii) all those known by us to be beneficial owners of more than 5% of our common units.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, and thus it represents sole or shared voting or investment power with respect to our common units. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all common units that they beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Beneficial Ownership(1) Number of Units	Percentage
Executive Officers, Managers and Nominees to be Managers(2)
William Casey McManemin (3)	1,258,039	3.2%
Martha P. Rochelle (4)	542,974	1.4%
Robert C. Vaughn (5)	535,738	1.4%
H.C. Allen, Jr. (6)	283,223	*
James E. Raley (7)	32,252	*
Allen D. Lassiter (8)	18,767	*
C.W. (“Bill”) Russell (9)	14,767	*
Ronald P. Trout (10)	22,322	*
Bradley J. Ehrman (11)	99,949	*
Leslie A. Moriyama (12)	49,103	*
All executive officers and managers and nominees to be managers as a group (ten persons)(13)	2,798,379	7.2%

*Less than one percent (1%)

(1)	As of the record date, there were 38,715,243 common units outstanding.

(2)

Unless otherwise indicated, the business address of each manager and executive officer of the general partner of our general partner is c/o Dorchester Minerals Management GP LLC, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541.

(3)

Includes 731,481 common units held by Mr. McManemin in his individual name, IRA or Keogh Plan, 467,803 common units held by 1307, Ltd., 5,531 common units held by SAM Partners Management, Inc., and 53,224 common units held by Smith Allen Oil & Gas, LLP. Mr. McManemin disclaims beneficial ownership of those common units owned by 1307, Ltd., SAM Partners Management, Inc., and Smith Allen Oil & Gas, LLP in which he does not have an economic interest but which he may be deemed to beneficially own based on shared voting and investment power. Mr. McManemin is individually the Manager of the General Partner and is a limited partner of 1307, Ltd. All of the remaining limited partner interest of 1307, Ltd. is owned by Mr. McManemin’s spouse and two trusts in behalf of his children, of which he is the Trustee. Mr. McManemin is the President and a shareholder of SAM Partners Management, Inc. and is the managing partner in Smith Allen Oil & Gas, LLP.

(4)	Includes 358,486 common units held in the Martha Ann Peak A Trust and 184,488 common units held by the MARI Trust. Ms. Rochelle is the trustee and beneficiary of the MARI Trust.

(5)

Includes 500,000 common units held by Vaughn Petroleum (DMLP), LLC, 20,001 common units held by Empire Partners, Ltd., and 15,737 common units held by Mr. Vaughn in his individual name, IRA or Keogh Plan. Mr. Vaughn and his spouse are the only partners of the general partnership that owns all the partnership interests in Vaughn Petroleum (DMLP), LLC. Mr. Vaughn is the President of Empire (GP), Inc. the general partner of Empire Partners, Ltd., and Mr. Vaughn and his spouse are the shareholders of Empire (GP), Inc. All of the remaining limited partner interest of Empire Partners, Ltd. is owned by Mr. Vaughn, his spouse, and two trusts of which the children of Mr. Vaughn and his spouse are both the trustees and beneficiaries.

(6)

Includes 30,600 common units held by the Allen Credit Shelter Trust, 30,608 common units held by Mr. Allen in his individual name, IRA or Keogh plan, 154,840 common units held by Rabbitfoot Investments, LLC, 5,531 units held by SAM Partners Management, Inc., 53,224 common units held by Smith Allen Oil & Gas, LLP and 8,420 common units held by Mega Petroleum, Inc. Mr. Allen disclaims beneficial ownership of those common units owned by Rabbitfoot Investments, LLC, SAM Partners Management, Inc. and Smith Allen Oil & Gas, LLP in which he does not have an economic interest but which he may be deemed to beneficially own based on shared voting and investment power. Mr. Allen is the Secretary and a shareholder of SAM Partners Management, Inc. and Smith Allen Oil & Gas, LLP. Rabbitfoot Investments, LLC is owned by Rabbitfoot Ranch and Cattle Company, Ltd. and its general partner is RR&CC Management, LLC which is owned by Mr. Allen and the estate of Kay Allen. All of the limited partner interest in Rabbitfoot Ranch and Cattle Company, Ltd. is owned by Mr. Allen’s children. Mr. Allen is the Trustee of the Allen Credit Shelter Trust and the Allen Surviving Settlors Trust. Mr. Allen is the President of Mega Petroleum, Inc. and disclaims beneficial ownership of these units. This report shall not be deemed an admission that the reporting person is the beneficial owner of the securities owned by Mega Petroleum, Inc. for any purpose.

(7)	Includes 32,252 common units held in his individual name or IRA for the benefit of Mr. Raley.

(8)	The business address for Mr. Lassiter is 25 Highland Park Village, Suite 100-780, Dallas, TX 75205. The 18,767 common units are held individually by Mr. Lassiter.

(9)	The business address for Mr. Russell is 4695 N FM 2869, Winnsboro, Texas 75494. Includes 14,767 common units held jointly with his spouse or in an IRA.

(10)

Includes 19,672 common units held by Mr. Trout in his individual name, jointly with his spouse or in an IRA, 2,250 common units held by the Benjamin R. Trout Trust and 400 common units held by the Gabriel G. Trout Trust. Mr. Trout disclaims beneficial ownership of those common units owned by the Benjamin R. Trout Trust and the Gabriel G. Trout Trust in which he does not have an economic interest but which he may be deemed to own based on voting and investment power. Mr. Trout is the Trustee for the Benjamin R. Trout Trust and the Gabriel G. Trout Trust. The business address for Mr. Trout is 8090 Frankford Road, Apt 410, Dallas, TX 75252.

(11)	Includes 15,192 common units held by Mr. Ehrman in his individual name, IRA or Keogh Plan and 84,757 common units held by Quiscalus Ventures, LLC in which Mr. Ehrman is the sole member.

(12)	Includes 49,103 common units held by Ms. Moriyama in her individual name, jointly with her spouse, IRA or Keogh Plan.

(13)

Pursuant to Instruction 5 to Item 403 of Regulation S-K, the 5,531 common units owned by SAM Partners Management, Inc. and the 53,224 common units owned by Smith Allen Oil & Gas, LLP included in the beneficial ownership of both Mr. McManemin and Mr. Allen are only included once in this total.

PARTNERSHIP GOVERNANCE

Our business and affairs are managed by and under the direction of the Board of Managers, which exercises all of our corporate powers and establishes broad corporate policies. The leadership of the Board of Managers is vested in the Chairman. In May 2015, the Board of Managers appointed Mr. McManemin, to be the Chairman of the Board of Managers. Following the appointment of Mr. Ehrman as Chief Executive Officer of the Partnership effective as of October 1, 2022, Mr. McManemin continued to serve as Chairman of the Board of Managers.  The Board of Managers believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors, because it clarifies the individual roles of the Chairman and Chief Executive Officer and enhances accountability. In addition, Mr. McManemin has unique experience to continue to lead the Board of Managers, given his extensive history of managing the Partnership’s properties and having served as Chief Executive Officer of the Partnership.

The Board of Managers consists of five managers appointed by the five members of the general partner of our general partner and three additional managers nominated by these members and elected annually by our limited partners. The elected managers, as a group, must meet the requirements of our Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”) and the Securities and Exchange Commission and NASDAQ Global Select Market (“NASDAQ”) rules for members of an audit committee.

Messrs. Allen, McManemin, Raley and Vaughn and Ms. Rochelle are the five managers appointed by the members of the general partner of our general partner and will hold office until the earlier of their death, resignation or removal from office. In the event of any vacancy on the Board of Managers left by an appointed manager, the member who holds the right to appoint the appointed manager will designate the replacement appointed manager, unless the member who otherwise holds the right to appoint the replacement appointed manager has lost his appointment right.

Messrs. Lassiter, Russell and Trout are the three managers who were elected at our 2022 Annual Meeting and are the three managers nominated by the members of the general partner of our general partner to stand for election to the Board of Managers at the 2023 Annual Meeting.

In the opinion of the Board of Managers, as “independent” currently is defined by the NASDAQ rules, and assuming the three nominated managers are elected by the limited partners at the 2023 Annual Meeting, a majority of the Board of Managers are and will be independent of management and free of any relationship that would interfere with their exercise of independent judgment. The Board of Managers has affirmatively determined that Messrs. Allen, Lassiter, Raley, Russell, Trout and Vaughn and Ms. Rochelle are independent. In addition to the NASDAQ “independence” rules, the Board of Managers has also affirmatively determined that Messrs. Lassiter, Russell and Trout also satisfy the definition of “independent” prescribed by the Securities and Exchange Commission for members of an audit committee.

The Board of Managers held 8 meetings and acted by unanimous written consent 11 times in fiscal 2022. Each Manager attended at least 75% of the total number of meetings of the Board of Managers and of the committees of the Board of Managers on which such Manager served.

The Board of Managers strongly recommends each manager attend the 2023 Annual Meeting of our limited partners. Seven of the eight managers currently serving attended the 2022 Annual Meeting.

The Board of Managers has an Advisory Committee that consists of Messrs. Lassiter, Russell and Trout. The Advisory Committee functions as the Audit Committee and as the Compensation Committee. In addition, the Advisory Committee addresses all matters concerning conflicts of interest and the application of the Business Opportunities Agreement. The Advisory Committee acted by unanimous written consent one time in fiscal 2022 and held two special meetings.

The Board of Managers does not have a nominating committee or committee performing similar functions and has not adopted a resolution addressing the nominations process nor does it consider diversity with respect to manager nominees or have a diversity policy. This arrangement is appropriate as the nominations for all managers are made by the members of the general partner of our general partner. Messrs. McManemin, Raley, Allen and Vaughn and Ms. Rochelle all participate in the consideration of nominees for the Board of Managers in their capacities as officers and/or managers of the members of the general partner of our general partner. The Board of Managers has not adopted a resolution addressing the nominations process as the general partner of our general partner is legally required to provide its members with the ability to nominate managers.

The Board of Managers does provide a process for Unitholders to send communications to it. Unitholders may contact each member of the Board of Managers in writing at their respective business addresses. See “Security Ownership of Certain Beneficial Owners and Management.”

Our partnership adopted our Code of Business Conduct and Ethics on July 17, 2003. The Board of Managers reviewed the Code of Business Conduct and Ethics in 2023 for adequacy and was satisfied therewith. The Code of Business Conduct and Ethics applies to all officers, managers, advisors, consultants and employees of our partnership and its affiliates. A copy of our Code of Business Conduct and Ethics is available on our website at http://www.dmlp.net/investor-relations. Any amendments to, or waivers under, the Code of Business Conduct and Ethics that are required to be disclosed by SEC rules will be disclosed within four business days of such amendment or waiver on our website at http://www.dmlp.net/investor-relations.

ADVISORY COMMITTEE

In their service as the Audit Committee, the members of the Advisory Committee assist the Board of Managers in fulfilling its oversight responsibilities relating to our consolidated financial statements and other financial information; compliance with applicable laws, regulations and our code of conduct; independence and qualifications of the independent auditor; management’s establishment of and adherence to a system of internal accounting and disclosure controls; and the performance of the internal audit function and independent auditors. The Advisory Committee is empowered to investigate any matter brought to its attention with full access to all our books, records, facilities and personnel and may retain outside counsel, auditors or other experts to assist it. Our Board of Managers has adopted a written charter for the Advisory Committee in its service as the Audit Committee specifying its purpose of overseeing the accounting and financial reporting processes, a copy of which can be obtained free of charge on our website at www.dmlp.net. The charter is reviewed periodically to ensure that it meets all applicable legal and NASDAQ listing requirements. As interpreted in the Board of Managers’ business judgment, assuming the three nominated managers are elected by the limited partners at the 2023 Annual Meeting, each member of the Audit Committee is financially literate and possess accounting or related financial management expertise and are “audit committee financial experts” as described in Item 407(d)(5) of Regulation S-K. None of the members of the Advisory Committee has participated in the preparation of our consolidated financial statements in the previous three years.

We administer our risk oversight function through our Advisory Committee as well as through our Board of Managers as a whole. Our Advisory Committee is empowered to monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, employees overseeing our internal audit functions and our Board of Managers. Additionally, reports are provided during our board meetings by the individuals who oversee risk management in liquidity, environmental, safety, litigation, cybersecurity and other operational areas.

In their service as the Compensation Committee, the members of the Advisory Committee exercise the power of the Board of Managers in connection with all matters relating to compensation of executive officers who are also members of our Board of Managers. All determinations concerning executive compensation for such officers are made by the Advisory Committee as provided in our agreements of the general partner and the general partner of our general partner. Advisor compensation is approved by the Board of Managers. Because of the simple remuneration for the services of our officers and managers, the Advisory Committee does not delegate or use consultants in determining and considering amounts or form of compensation and has not adopted a Compensation Committee charter.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors, director nominees or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This following discussion gives a background of compensation paid by Dorchester Minerals Operating LP, the operating partnership controlled by our general partner, and addresses the operating partnership’s compensation-setting process and philosophy, the components of named executive officer compensation and the Advisory Committee’s decisions for compensation earned by our named executive officers who are also members of our Board of Managers in 2023. Our named executive officers in 2022 were William Casey McManemin, Bradley J. Ehrman and Leslie A. Moriyama.

Background

The Partnership does not have any employees, nor does it pay any of the operating partnership’s employees, including our named executive officers, for their services, however, our named executive officers generally serve in the same capacities for the operating partnership and are compensated by the operating partnership for their service in those capacities. Such compensation is borne indirectly by us only to the extent of our obligation to reimburse the operating partnership for certain general and administrative expenses, subject to the limitation on reimbursement. It is possible that our partnership would not be obligated to reimburse the operating partnership for its compensation expenses including the salaries of our named executive officers in certain circumstances.

Each of our appointed Managers is associated with one or more of the members of our general partner. The owners of our general partner may receive a portion of the cash flow generated by our activities and those of the operating partnership. One of our appointed Managers, Mr. McManemin, also serves as our Chairman and as Senior Advisor to the Partnership. Mr. McManemin served as our Chief Executive Officer until his resignation from such position, effective as of October 1, 2022. Our appointed Managers’ participation in our partnership’s results are limited to distributions from the owners of the general partner and their individual holdings of publicly traded units in our partnership, if any.

Compensation Setting Process

With limited exception, our Chief Executive Officer has broad discretion to establish the composition and amount of compensation for the employees of the operating partnership. Employee compensation includes salary, insurance benefits (including medical, dental, vision, life, and disability coverage), a SEP-IRA program, and discretionary merit bonuses awarded in the form of cash or DMLP units. The Chief Executive Officer consults with senior management (including the Chief Financial Officer) and department managers no less frequently than annually to assess employee performance, attitude and collaboration when determining compensation. Compensation levels are to some extent impacted by the formulaic limitations on general and administrative expense reimbursement set forth in our partnership agreement.

The Chief Executive Officer annually reports to the Board of Managers on compensation matters including proposed salary and benefits. The Advisory committee is required to approve compensation for any employee who is also a member of the Board of Managers. Since our formation in 2003, Mr. McManemin’s compensation has been subject to the approval of the Advisory Committee. The compensation of Ms. Moriyama and Mr. Ehrman is determined by the Board of Managers.

Compensation Philosophy

The Advisory Committee and Chief Executive Officer believe in rewarding our named executive officers based on individual performance as well as aligning the interests of our named executive officers with those of our common Unitholders. The Chief Executive Officer and the Advisory Committee believe our compensation package (including salaries, insurance benefits, SEP-IRA program and discretionary merit bonuses and equity awards) of our employees including our named executive officers are appropriate and sufficient to attract, retain, incentivize and properly reward our employees.

Elements and Objectives of Compensation

Salary and Discretionary Cash Bonuses. Our Chief Executive Officer determines employee salaries and discretionary cash bonuses, in consultation with senior management including the Chief Financial Officer and from time to time the Advisory Committee. The operating partnership does not have a formulaic salary schedule or bonus plan. The Chief Executive Officer has broad discretion to consider a wide range of factors in determining compensation including but not limited to performance, loyalty, collaboration and attitude. The Chief Executive Officer and the Advisory Committee do not benchmark compensation but consider the operating partnership and the named executive officers’ compensation to be appropriate. The objective of our salary determinations is to attract and retain our named executive officers with the goal of retaining long-term Unitholder value, and the objective of discretionary cash bonuses is to reward the efforts of our named executive officers on the basis of their annual performance.

Equity Awards. Our named executive officers are eligible to participate in the Dorchester Minerals Management LP Equity Incentive Program, as amended and restated as of October 20, 2022 (the “Equity Incentive Program”) and are eligible to receive common unit and notional unit awards granted by Dorchester Minerals Management GP LLC, the administrator of the Equity Incentive Program. In determining the number of common units to be awarded to our named executive officers, the Chief Executive Officer takes into account the named executive officer’s position, scope of responsibility and value creation in the Partnership.

Determination of 2022 Compensation

Mr. McManemin. The Advisory Committee maintained the salary of Mr. McManemin at $96,000 per year during 2022. This decision was in recognition of the service he provides in managing the day-to-day affairs necessary to our partnership and the operating partnership. This arrangement has been in place since the partnership began operations on January 31, 2003, and Mr. McManemin has received the same $96,000 annual salary since then. Mr. McManemin did not receive a cash bonus or any equity awards during 2022. Given his respective ownership interests in the general partner of our general partner and holdings of common units, the Board of Managers and the Advisory Committee believe that he is adequately compensated and aligned with common Unitholder interests.

Mr. Ehrman. As our Chief Executive Officer, Mr. Ehrman’s base salary is $400,000 per year, based on his level of education and extensive history of managing the properties held by our partnership. Mr. Ehrman received a cash bonus of $200,000 and a common unit award under the Equity Incentive Program of 14,215 common units during 2022.

Ms. Moriyama. As our Chief Financial Officer, Ms. Moriyama’s base salary is $350,000 per year, based on our Chief Executive Officer’s subjective determination of the appropriate salary for someone with her business and financial experience in the oil and gas industry. Ms. Moriyama received a cash bonus of $200,000 and a common unit award under the Equity Incentive Program of 12,438 common units during 2022.

Ms. Moriyama’s cash bonus and common unit awards were determined by the Chief Executive Officer based on a subjective assessment of Ms. Moriyama’s business impact, including value creation, leadership and teamwork, among other factors.

Response to Say-on-Pay Vote

The Advisory Committee and the Board of Managers considered the results of our most recent Unitholder advisory vote on executive compensation at our 2020 Annual Meeting. Our Unitholders overwhelmingly approved the compensation of our named executive officers, with over 95% of the common units present at the meeting voting in favor of such compensation. Accordingly, the Advisory Committee and the Board of Managers have not changed our executive compensation decisions and policies following the 2020 Annual Meeting. At the 2017 Annual Meeting, after viewing and considering voting results, the Advisory Committee and the Board of Managers determined that we would hold a “Say-on-Pay” Unitholder advisory vote every third year. Therefore, because our last “Say-on-Pay” Unitholder advisory vote was held at the 2020 Annual Meeting, the next “Say-on-Pay” Unitholder advisory vote will be held at the 2023 Annual Meeting. Additionally, at the 2023 Annual Meeting, we are holding a non-binding advisory Unitholder vote regarding the frequency of submission to Unitholders of a “Say-on-Pay” advisory vote.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	All Other Compensation(1) ($)	Total ($)

William Casey McManemin	2022	$96,000	$-	$-	$19,200	$115,200
Chairman and former	2021	$96,000	$-	$-	$19,200	$115,200
Chief Executive Officer (2)	2020	$96,000	$-	$-	$19,200	$115,200

Bradley J. Ehrman	2022	$266,267	$200,000	$400,010	$61,000	$927,277
Chief Executive Officer and	2021	$205,000	$160,000	$214,105	$58,000	$637,105
former Chief Operating Officer (3)	2020	$205,000	$-	$-	$41,000	$246,000

Leslie A. Moriyama	2022	$242,167	$200,000	$350,005	$61,000	$853,172
Chief Financial Officer	2021	$190,000	$140,000	$182,255	$58,000	$570,255
	2020	$190,000	$-	$-	$38,000	$228,000

(1)	Compensation for Retirement Benefits

(2)	Mr. McManemin served as Chief Executive Officer of the Partnership until his resignation from such position, effective October 1, 2022.

(3)

Mr. Ehrman served as the Partnership’s Chief Operating Officer from 2015 to 2022. Mr. Ehrman has served as the Chief Executive Officer of the Partnership since his appointment to such position, effective October 1, 2022.

(4)

The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of common units granted to our named executive officers for each respective year, computed in accordance with FASB ASC Topic 718.

GRANTS OF PLAN-BASED AWARDS DURING 2022

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	Grant Date Fair Value of Stock Awards (2)
(a)	(b)	(i)	(l)
William Casey McManemin	-	-	-

Bradley J. Ehrman	12/15/2022	14,215	$400,010

Leslie A. Moriyama	12/15/2022	12,438	$350,005

(1)	This column includes the common unit awards granted to our named executive officers in 2022.

(2)	The amounts in column (l) are the grant date fair value of stock awards, calculated in accordance with FASB ASC Topic 718.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have not entered into employment agreements with any of our named executive officers. We have no contractual or other obligation to provide severance benefits or other payments in the event of a change of control or termination of employment.

PAY RATIO DISCLOSURE

Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”) to the median employee’s annual total compensation. Mr. Bradley J. Ehrman is the Partnership’s Chief Executive Officer. In the pay ratio table below, Mr. Ehrman’s total compensation as reflected in the foregoing Summary Compensation Table contained within this proxy statement, is compared to the median employee’s total compensation. For simplicity, the value of the Partnership’s retirement plan was excluded for Mr. Ehrman and all permanent employees, as all employees, including the PEO, are offered the same benefits. In determining the median employee for the year ended December 31, 2022, a listing was prepared of all employees that were actively employed as of December 31, 2022, with the exception of Mr. Ehrman. All wages, bonuses and stock awards paid to each employee were deemed to be the employee’s total compensation. If a permanent employee was not employed by the Partnership for the entirety of the year, an annualized total compensation was calculated for that employee. This methodology is consistent with the methodology used in determining the median employee for the year ended December 31, 2021. The below table presents the ratio of median of the annual total compensation of all employees, except Mr. Ehrman, to the annual total compensation of the Partnership’s Principal Executive Officer:

Mr. Bradley J. Ehrman (PEO) total annual compensation	$866,277

Median Employee total annual compensation	$145,495

Ratio of PEO to Median Employee total annual compensation	5.95:1

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company. The following table shows the total compensation for our Named Executive Officers for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid,” or “CAP”, to our CEO (also referred to as the principal executive officer or “PEO”) and, on an average basis, our non-PEO Named Executive Officers (in each case, as determined under SEC rules), our Total Unitholder Return (“TSR”), and the TSR of our industry peer group over the same period, and our net income.(1)

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Total Unitholder Return	Peer Group Total Unitholder Return	Net Income
(a)	(b)(3)	(c)(4)	(d)	(e)(5)	(f)(2)	(g)(5)	(h)	(i)	(j)
2022	$115,200	$927,277	$115,200	$927,277	$853,172	$853,172	$340	$173	$130,607,000
2021	$115,200	-	$115,200	-	$603,680	603,680	$197	$110	$70,174,000
2020	$115,200	-	$115,200	-	$237,000	237,000	$100	$60	$21,867,000

Because we do not use any financial or non-financial performance measures to link executive compensation actually paid to company performance, we have not included a tabular list of the most important performance measures in accordance with Item 402(v)(6) of Regulation S-K.

Narrative Disclosure to Pay vs. Performance Table.

(1)

We do not use any financial performance measures to link executive compensation actually paid to company performance.  Accordingly, we have not included a Company-Selected Measure in the pay versus performance tabular disclosure below.

(2)	Non-PEO Named Executive Officers total in columns (f) and (g) include the total compensation for Leslie Moriyama and Casey McManemin for 2022 and Leslie Moriyama and Bradley Ehrman for 2021 and 2020.
(3)

The dollar amounts reported in column (b) are the amounts of total compensation reported for William Casey McManemin who served as Chief Executive Officer of the Partnership until his resignation from such position, effective October 1, 2022.

(4)

The dollar amounts reported in column (c) are the amounts of total compensation reported for Bradley J. Ehrman who has served as the Chief Executive Officer of the Partnership since his appointment to such position, effective October 1, 2022.

(5)

The dollar amounts reported represent the amount of CAP to the applicable Named Executive Officer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, no adjustments were made to total compensation, as reported in the Summary Compensation Table, for each year to determine the compensation actually paid because our Named Executive Officers were either granted common units that were fully vested as of the date of grant or, in the case of Mr. McManemin, did not receive any stock awards.

(6)

Because we do not use any financial or non-financial performance measures to link executive compensation actually paid to company performance, we have not included a tabular list of the most important performance measures in accordance with Item 402(v)(6) of Regulation S-K.

Year	Executive(s)	Summary Compensation Table Total($)	Subtract Stock Awards($)	Add Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested ($)	Add Amount Equal to Fair Value as of the Vesting Date for Awards Granted and Vested in Covered Fiscal Year ($)	Add Amount Equal to Change as of the End of Fiscal Year from End of Prior Fiscal Year in Fair Value of Awards Granted in any Prior Fiscal Year that are Outstanding and Unvested Equity Awards($)	Add Amount Equal to Change as of the Vesting Date from the End of Prior Fiscal Year in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Subtract Fair Value as of the End of the Prior Year of any Equity Awards Granted in a Prior Year that Failed to Meet Vesting Conditions in the Year($)	Total Equity Award Adjustments($)	CAP($)
2022	PEO	115,200	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115,200
	PEO	927,277	400,010	N/A	400,010	N/A	N/A	N/A	0	927,277
	Non-PEO NEOs	853,172	350,005	N/A	350,005	N/A	N/A	N/A	0	853,172
2021	PEO	115,200	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115,200
	Non-PEO NEOs	603,680	396,360	N/A	396,360	N/A	N/A	—	0	603,680
2020	PEO	115,200	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115,200
	Non-PEO NEOs	237,000	N/A	N/A	N/A	N/A	N/A	N/A	0	237,000

CAP AND TOTAL UNITHOLDER RETURN

The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO NEO’s and both (1) the Partnership’s cumulative total unitholder return on our common units and (ii) the Partnership’s cumulative return of an industry peer group selected by us. The industry peer group we selected is comprised of the following companies: Black Stone Minerals, L.P., Viper Energy Partners, L.P., and Kimbell Royalty Partners, L.P. Cumulative total returns presented below assume a $100 investment on December 31, 2019. Distributions or dividends reinvested has been assumed on the last trading day of each quarter. (6)

CAP VERSUS NET INCOME 2020-2022

The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO NEO’s and the net income of the Partnership for each year presented below.

HEDGING POLICY

The Partnership’s insider trading policy prohibits each appointed and independent Manager, officer, employee and consultant of the Partnership or any of its affiliates and each entity controlled by any of the foregoing persons from engaging in short sales of the Partnership’s securities, including a “sale against the box” (a sale with delayed delivery). In addition, it prohibits transactions in publicly traded options of the Partnership, such as puts, calls and other derivative securities, on an exchange or in any other organized market.

COMPENSATION OF DIRECTORS

Appointed Managers receive no remuneration for serving on the Board of Managers, but each member of the Advisory Committee received an annual retainer fee of $35,000 during 2022 and will receive $35,000 during 2023. In addition, members of the Advisory Committee receive $1,500 for each meeting of any special committees. In 2022, two special committee meetings were held. In February 2022, the Board of Managers approved paying Advisory Committee members compensation in cash.

DIRECTOR COMPENSATION FOR 2022

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)	($)

Allen D. Lassiter	$38,000	$-	$38,000
C.W. (“Bill”) Russell	$38,000	$-	$38,000
Ronald P. Trout	$38,000	$-	$38,000

COMPENSATION COMMITTEE REPORT

The Advisory Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion recommends to the Board of Managers its inclusion in the Proxy Statement.

August 3, 2023

C.W. (“Bill”) Russell
Allen D. Lassiter
Ronald P. Trout

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board of Managers or the Advisory Committee, which functions as our compensation committee.

REPORT OF THE AUDIT COMMITTEE

As members of the Audit Committee of the Board of Managers, we are responsible for helping to ensure the reliability of the Partnership’s consolidated financial statements. In keeping with this goal, the Board of Managers has adopted a written charter for the Audit Committee to follow. The Audit Committee reviewed and reassessed the charter’s adequacy on February 23, 2023.

Independence of Audit Committee Members. All of the members of the Audit Committee are independent as defined by Rule 5605(a)(2) of the NASDAQ Marketplace Rules and the most recent interpretations of those standards.

Review and Discussions. The Audit Committee has reviewed and discussed the Partnership’s audited consolidated financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at Grant Thornton LLP, as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication With Audit Committees Concerning Independence), and has discussed with the independent accountants their independence.

Recommendation to Include Audited Consolidated Financial Statements in Annual Report. Based on the Audit Committee’s discussions with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Managers include the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

February 23, 2023

Allen D. Lassiter
C.W. (“Bill”) Russell
Ronald P. Trout

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2022, the Partnership and our wholly-owned subsidiaries reimbursed certain direct and indirect expenses to the operating partnership and our general partner. The reimbursements were made pursuant to the Partnership Agreement and Administrative Services Agreements or office lease agreements between the operating partnership and Dorchester Minerals Oklahoma LP or Maecenas Minerals, L.L.P., both wholly-owned subsidiaries of the Partnership. No management fees or any other type of compensation is paid by or to any related party, other than compensation reported pursuant to Item 402 of Regulation S-K.

Reimbursement of Our General Partner

Our general partner was reimbursed $571,357 and $3,399,023 for expenses incurred in 2021 and 2022, respectively, pursuant to our Partnership Agreement. Our general partner is not compensated for services provided in acting as our general partner. However, we reimburse our general partner on a monthly basis for all expenses incurred or payments made on our behalf, and all other necessary or appropriate expenses allocable to us. Such expenses include both direct expenses and management expenses. Pursuant to our Partnership Agreement, direct expenses include:

●	professional fees and expenses, such as audit, tax, legal and engineering costs;

●	regulatory fees and expenses;

●	ad valorem taxes;

●	severance taxes;

●	the fees and expenses of independent managers of our general partner and its general partner;

●	premiums for officers’ and managers’ liability insurance; and

●	expenses of the General Partner related to professional and regulatory matters.

Management expenses are expenses of the general partner and its affiliates incurred on our behalf and include:

●	rent, wages, salaries and the cost of employee benefit plans provided to employees and officers that are properly allocable to us; and

●	all other necessary or appropriate expenses allocable to us but do not include items classified as direct expenses or production costs.

As a result of the limitation on management expenses discussed below, recovery of additional expenses may occur by changing the classification of the expenses only to the extent that (i) a portion of management expense is reduced by shifting certain costs to direct expenses or production cost, (ii) such classification change impacts a period when management expense could otherwise exceed the 5% cap and (iii) such excess above the cap cannot be recovered in future or past fiscal years.

Our reimbursements to our general partner of management expenses (excluding overhead expenses included in production costs that are deducted in determining net profits interests) during any fiscal year are limited to an amount not greater than 5% of the sum of our distributions to our partners for that fiscal year, adjusted for changes in cash reserves, plus expenses paid by us for that year for direct and management expenses and production costs which are capital in nature and charged against the net profits interests, and increases in taxes and regulatory compliance costs.

To the extent that actual reimbursement for management expenses in any fiscal year is less than five percent (5%) of this sum, our reimbursement to our general partner may exceed the 5% limitation by the amount of that difference at any time during the succeeding three fiscal years. If reimbursement to our general partner was limited by the 5% limitation during the preceding three fiscal years, the amount by which the management expenses are less than the 5% limitation in the current year may be used to permit our general partner to recoup the deficit from the preceding years.

Our Partnership Agreement generally may not be amended to increase the 5% limitation on the reimbursement of management expenses unless approved by a majority of the Partnership’s Unitholders.

Reimbursement to the Operating Partnership

In 2021 and 2022, the operating partnership was reimbursed an aggregate of $421,588 each year from Dorchester Minerals Oklahoma LP and Maecenas Minerals, L.L.P., our wholly-owned subsidiaries, pursuant to Administrative Service Agreements or office lease agreements. The operating partnership provided the wholly-owned subsidiaries services related to accounting, internal controls, management of data processing systems, preparation of all federal and state tax reports, service as paymaster, preparation of periodic financial statements and banking and other financial relationships. The operating partnership was reimbursed for the payment of all direct and indirect costs and expenses incurred in the performance of the services provided, including without limitation, (i) attributable telephone, office rent and other office expenses, (ii) attributable salaries and other compensation expenses of employees, officers and directors, (iii) other attributable administrative expenses, (iv) travel expenses, (v) legal and accounting costs and expenses and (vi) expenses incurred in providing or obtaining such other professional, technical, administrative services and advice as deemed necessary or desirable. Reimbursements made pursuant to the Administrative Service Agreements were not also made pursuant to the Partnership Agreement.

Review, Approval or Ratification of Transactions with Related Persons

Whenever any potential conflict of interest exists or arises between our general partner or any of its affiliates and us or any of our partners, our general partner resolves that conflict. Our Partnership Agreement requires our general partner to seek approval of a majority of the members of the Advisory Committee of the general partner of our general partner as to a proposed resolution of the conflict. In addition to approval by the Advisory Committee the resolution of the conflict of interest must also be fair and reasonable to us. Any resolution of a conflict of interest shall also be conclusively deemed fair and reasonable to us if such resolution is:

●	on terms no less favorable to us than those generally being provided to or available from unrelated third parties, or

●	fair to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

Our general partner, or its general partner’s Advisory Committee if its approval is sought, is authorized, in connection with its determination of what is fair and reasonable to us, and in connection with its resolution of any conflict of interest, to consider:

●	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest,

●	any customary or accepted industry practices and any customary or historical dealings with a particular person,

●	any applicable generally accepted accounting practices or principles, and

●	such additional factors as our general partner’s, or its general partner’s Advisory Committee, determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

Whenever our Partnership Agreement requires that a particular transaction, arrangement or resolution of a conflict of interest be fair and reasonable, the fair and reasonable nature of that transaction, arrangement, or resolution shall be considered in the context of all similar or related transactions.

EXECUTIVE OFFICERS AND MEMBERS OF THE BOARD OF MANAGERS

H.C. Allen, Jr., age 84, has served as a manager of Dorchester Minerals Management GP LLC since 2001 and as Chief Financial Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. from 2001 to May 2015. He co-founded SASI Minerals Company, Republic Royalty Company, Spinnaker Royalty Company, L.P. and CERES Resource Partners, LP with Mr. McManemin in 1988, 1993, 1996 and 1998, respectively. He received his Bachelor of Business Administration degree from the University of Texas in 1962 and his Master of Business Administration degree from the University of North Texas in 1963. The members of the general partner of our general partner have determined that Mr. Allen’s business and financial experience with the Partnership and other companies within our industry and his extensive history of managing the majority of the properties held by the Partnership qualifies him to continue to serve on the Board of Managers.

Bradley J. Ehrman, age 46, has served as Chief Executive Officer of Dorchester Minerals, L.P. since October 2022 and has served as Chief Operating Officer of Dorchester Minerals Management GP LLC, Dorchester Minerals Management LP and Dorchester Minerals Operating GP LLC since May 2015. He previously served as the Chief Operating Officer of Dorchester Minerals, L.P. from May 2015 to October 2022 and the Engineering Manager of Dorchester Minerals Operating LP from 2004 to 2011, Vice President of Operations from 2011 to May 2015 and Chief Operating Officer from May 2015 through the present time. He received a Bachelor of Science degree in Petroleum Engineering from the University of Alberta and received his MBA from the Jones Graduate School of Management at Rice University.

William Casey McManemin, age 62, has served as Chairman of the Board of Managers since his appointment in May 2015. He also has served as Chief Executive Officer and as a manager of Dorchester Minerals Management GP LLC and Chief Executive Officer of Dorchester Minerals Operating GP LLC since 2001. He previously served as Chief Executive Officer of Dorchester Minerals, L.P. until October 1, 2022. He received his Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1984 and is a Registered Professional Engineer in the State of Texas. The members of the general partner of our general partner have determined that Mr. McManemin’s extensive and varied professional experience in petroleum engineering, extensive history of managing the majority of the properties held by the Partnership, as well as his strong executive management skills, qualify him to continue to serve on the Board of Managers.

Leslie A. Moriyama, age 45, has served as Chief Financial Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. since May 2015. She received a Bachelor of Commerce in Accounting and a Bachelor of Arts in Economics from the University of Calgary and is a Chartered Accountant. She previously served as a Director of Capital Markets and Accounting Advisory Services at PricewaterhouseCoopers LLC from 2014 to 2015 and as Manager-Financial Reporting and Director-Accounting of the Mid-Continent Business Unit of Encana Oil & Gas (USA) Inc. from 2008 to 2014.

James E. Raley, age 83, has been a manager of Dorchester Minerals Management GP LLC since 2001. Previously Mr. Raley served as Chief Operating Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. from 2001 to May 2015. He had served as a general partner of Dorchester Hugoton since 1990. He received a Bachelor of Science degree in Mechanical Engineering from Texas Tech University in 1962. The members of the general partner of our general partner have determined that Mr. Raley’s extensive history of managing a portion of the properties held by the Partnership, as well as his long standing management experience with the Partnership, provides our Board of Managers with considerable knowledge and understanding of the Partnership’s properties and its strategic matters and qualifies him to continue to serve on the Board of Managers.

Martha P. Rochelle, age 70, has served as a manager of Dorchester Minerals Management GP LLC since 2013. Ms. Rochelle earned a Bachelor of Arts with High Honors from the University of Texas in 1974 and a Juris Doctor from Southern Methodist University School of Law in 1976. Following law school, she clerked for a federal judge and then entered private practice. For a period of more than twenty years, her practice focused on corporate and tax-exempt finance. Ms. Rochelle continues to serve as an advisor to tax-exempt entities. The members of the general partner of our general partner have determined that Ms. Rochelle’s extensive legal experience in corporate and finance matters and other business experience qualifies her to continue to serve on the Board of Managers.

Robert C. Vaughn, age 67, has served as a manager of Dorchester Minerals Management GP LLC since 2001. Mr. Vaughn has served in various capacities with Vaughn Petroleum (DMLP), LLC and affiliated entities since 1979, including as Chairman, President and Chief Executive Officer. He co-founded Republic Royalty Company in 1993 and Dorchester Minerals, L.P. in 2003. He received his Bachelor of Business Administration from the University of Texas at Austin. He currently serves on the Board of Trustees of the Culver Educational Foundation, and the Board of Visitors of the McDonald Observatory and Department of Astronomy of the University of Texas at Austin. Mr. Vaughn also is a co-founder and serves on the Advisory Board of High River Resources, serves on the Board of Directors of the Perot Museum of Nature and Science, is a member of the Texas Transportation Commission, and serves as a Trustee for The First Tee. The members of the general partner of our general partner have determined that Mr. Vaughn’s education and experience as a founder and executive of the Partnership and of other companies within our industry provides our Board of Managers with considerable knowledge and understanding of strategic matters and qualifies him to continue to serve on the Board of Managers.

BOARD OF MANAGERS QUALIFICATIONS

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended nominees, the members of the general partner of our general partner consider criteria such as the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all limited partners. We seek nominees with a diversity of experience, professions, skills, geographic representation and backgrounds. The members of the general partner of our general partner do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the managers, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Managers to fulfill its responsibilities.

ELECTION OF MANAGERS TO THE BOARD OF MANAGERS

WHO WILL BE APPOINTED TO THE ADVISORY COMMITTEE

(PROPOSAL NO. 2 ON THE PROXY CARD)

Unitholders are entitled to elect three managers to the Board of Managers who will also be appointed to serve on the Advisory Committee. Nominations for the election of these managers listed below were made by the members of the general partner of our general partner and approved by its Board of Managers. If elected, all nominees are expected to serve until the 2023 Annual Meeting of Limited Partners or until their successors are duly elected.

NOMINEES FOR ELECTION

Allen D. Lassiter, age 75, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since November 2017. He served as Vice Chairman - Investment Banking from 2016 to 2017 and as Managing Director and Energy Group Head from 1994 to 2016 at Raymond James and Associates, Inc., an investment banking firm. Mr. Lassiter previously served as Managing Director and Group Head of Southwest Investment Banking for Kemper Securities, Inc. from 1992 to 1994 and in various positions, including Managing Director and Energy Investment Banking Group Co-Head at Smith Barney, Inc. from 1973 to 1992. Mr. Lassiter received a Bachelor of Arts degree from the University of North Carolina in 1970 and a Master of Business Administration degree from the Wharton School of Finance at the University of Pennsylvania in 1975. The members of the general partner of our general partner have determined that Mr. Lassiter’s extensive experience in financial advisory work with, and financial transactions for, companies engaged in the oil and gas industry, qualify him to continue to serve on our Board of Managers.

C. W. “Bill” Russell, age 82, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since May 2004. Mr. Russell was employed by KPMG, LLP and predecessor firms from 1967 until his retirement in 1995. Elected as a partner in 1974, Mr. Russell concentrated in the field of energy taxation and served in various capacities at KPMG including as National Director, Technical Tax Services - Energy and Chairman of the KPMG International Petroleum Group. He co-authored Income Taxation of Natural Resources, from 1986 to 2000. He currently performs tax services and related accounting functions for independent oil and gas producers and individuals. Mr. Russell is a graduate of the University of Texas at Arlington and is a Certified Public Accountant. The members of the general partner of our general partner have determined that Mr. Russell’s extensive financial and accounting background brings considerable financial experience to the Board of Managers and qualifies him to continue to serve on our Board of Managers.

Ronald P. Trout, age 83, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since February 2008. Mr. Trout currently serves on the Board of Trustees and Audit Committee of The Cushing MLP Total Return Fund, a New York Stock Exchange listed closed-end investment company. Mr. Trout previously served as an Advisor and Audit Committee member of Dorchester Hugoton, Ltd., one of our predecessors, from 2001 through 2003 and a Director of Galaxy Energy Corporation from November 2006 through December 2008. He was a Senior Vice President and one of the founding partners of Hourglass Capital Management Corp., a Texas-based investment management company until his retirement in April 2001. Prior to the formation of Hourglass, he was a Senior Vice President of Mercantile Securities Corp., the trust investment arm of Mercantile Bank. Mr. Trout has been a Chartered Financial Analyst since 1970 and is a current member of the Dallas Association of Investment Analysts and past President of the Oklahoma Chapter of the Analysts Society. Mr. Trout received a B.S. and M.S. in Business Administration with a major in Finance from the University of Missouri. The members of the general partner of our general partner have determined that Mr. Trout’s extensive financial background brings considerable financial experience to the Board of Managers and qualifies him to continue to serve on our Board of Managers.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF MANAGERS’ NOMINEES.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL NO. 3 ON THE PROXY CARD)

The Board of Managers recommends the approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023. Grant Thornton LLP has been the independent public registered accounting firm of one of our predecessors, Dorchester Hugoton, Ltd., since 1998 and the Partnership’s independent registered public accounting firm since 2003.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Unitholders and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although Unitholder approval of the appointment of Grant Thornton LLP is not required, the Board believes that it is appropriate to seek Unitholder approval of this appointment. If the Unitholders fail to approve the appointment, the Advisory Committee and the Board of Managers will consider whether or not to retain Grant Thornton LLP. Even if the appointment is approved, the Board of Managers, at its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interests of our Unitholders.

During 2022 and 2021, the Partnership incurred the following fees with Grant Thornton:

	Year Ended December 31, (in thousands)
	2022	2021

Audit Fees (1)	$334	$294
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$334	$294

(1)

Audit fees represent amounts billed for each of the periods presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

(2)	Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews.

(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.

(4)	All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The Advisory Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent auditor. Part of this approval process includes making a determination on whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Advisory Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure such services are within the parameters approved. In the years 2022 and 2021, 100% of the total expenses paid to Grant Thornton were for Audit Fees.

Unless Unitholders specify otherwise in the proxy, proxies solicited by the Board of Managers will be voted by the persons named in the proxy at the Annual Meeting of Unitholders to approve the appointment of Grant Thornton LLP as our independent registered accounting firm for 2023.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP.

PROPOSAL TO APPROVE AMENDMENT NO. 3 TO THE AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF DORCHESTER MINERALS, L.P.

(PROPOSAL NO. 4 ON THE PROXY CARD)

THE PROPOSAL

We propose to amend certain provisions of our Partnership Agreement in the manner specifically set forth in Amendment No. 3 to the Partnership Agreement a copy of which is attached hereto as Annex B (with blackline marks indicating the proposed changes to the specific provisions of the Partnership Agreement) (this “LPA Amendment”), to:

●	allow our Partnership greater flexibility to effect asset swaps and other similar transactions;

●

allow our general partner greater ability to establish cash reserves for acquisitions (without the necessity of a binding agreement or non-binding letter of intent, but subject to a limitation equal to 10% of the Partnership’s aggregate cash distributions made in the four immediately prior quarters);

●

allow our Partnership to use a combination of common units (up to 40% of the outstanding common units after giving effect to such issuance), cash from a public or private offering of common units and cash from operations of the Partnership (up to 10% of the Partnership’s aggregate cash distributions made in the four immediately prior quarters) in an acquisition of properties, without unitholder approval;

●	protect the Partnership, consistent with market practice, from coercive or unfair takeover tactics and encourage any potential acquiror to negotiate with the general partner and the Board;

●

allow our general partner greater flexibility to determine certain tax allocations with respect to oil and gas properties contributed to the Partnership (or revalued in accordance with the Partnership Agreement) in the future; and

●	effect certain other administratively desirable changes described in more detail in the summary below.

                 The following is a summary of the effect of each proposed amendment in this LPA Amendment:

●

The amendment to subsection (a) of the definition of “Available Cash” would exclude from the definition of “Available Cash” cash proceeds from the sale of assets of the Partnership that are intended to be used in an asset swap or other similar transaction. Accordingly, the Partnership would be able to withhold such proceeds from the distributions to unitholders currently required by the Partnership Agreement for the purpose of using such proceeds to effectuate an asset swap or other similar transaction. This change would provide greater flexibility in pursuing accretive acquisitions.

●

The amendment to subsection (b) of the definition of “Available Cash” would modify the Partnership’s authority to establish cash reserves for acquisitions. Currently, the Partnership may establish a cash reserve for acquisitions to the extent that such acquisitions are the subject of a binding agreement or a non-binding letter of intent. As amended, the definition would allow the Partnership to establish a cash reserve for acquisitions without regard to whether any acquisition is the subject of a binding agreement or a non-binding letter of intent, so long as the amount reserved does not exceed the “Cash Reserve Limitation”, which is a new definition included in this LPA Amendment that means an amount equal to 10% of the Partnership’s aggregate cash distributions made in the two immediately prior quarters. Any cash reserved for acquisitions in any prior period (other than a cash reservation made in the immediately prior quarter) that is not used or otherwise committed to an acquisition on or prior to the last business day of the current quarter would no longer be reserved from Available Cash. Our general partner believes that this amendment will allow the Partnership to better plan for, and accommodate, future acquisitions, thereby giving it reasonable optionality to use cash consideration when necessary or desirable to make its bids for acquisitions more competitive and attractive to its counterparties.

●

The amendment to the definition of “Outstanding” would exclude the common units or other Partnership securities held by any person (or group of people who have an agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities) who owns more than 20% or more of our common units and other Partnership securities from being considered outstanding for the purposes of voting on any matter, receiving notices of meetings of the unitholders, the calculation of required votes, determining the presence of a quorum or other similar purposes under the Partnership Agreement, without the approval of our general partner. Any such person or group would need prior approval from our general partner before voting or participating in a unitholder meeting or being considered for quorum or the calculation of required votes, including, without limitation, in the context of the election of any person to our Board or the approval of any proposed merger under the Partnership Agreement. Our general partner believes that this amendment would provide reasonable protection, consistent with market practice, to protect the Partnership from coercive or unfair takeover tactics and encourage any potential acquiror to negotiate with the general partner and the Board.

●

The amendment to Section 4.1 would clarify that the Partnership has the authority to issue common units in an uncertificated form through a book-entry notation in the register maintained on behalf of the Partnership by our general partner, or, if our general partner determines, by the Partnership’s transfer agent, as part of the transfer agent’s books and transfer records. It also allows the Partnership to determine that all common units represented by physical certificates be converted to book-entry form. Our general partner believes that this amendment is desirable to reflect the modern market practice in which the Partnership issues its common units and evidences the registration of its common units.

●	The amendment to Section 6.1(c)(viii) of the Partnership Agreement would fix an inadvertent typographical error.

●

The amendments to Section 6.3 would allow our general partner, without seeking unitholder approval, to apply any method permissible under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder to take account of disparities between the tax basis and fair market value of oil and gas properties contributed to the Partnership (or revalued in accordance with the Partnership Agreement) after the effective date of the amendments (rather than exclusively the method currently used by the Partnership). These amendments would allow our general partner greater flexibility to determine certain tax allocations with respect to oil and gas properties contributed to the Partnership (or revalued in accordance with the Partnership Agreement) in the future and would not affect the application of the method currently used for any such properties contributed to the Partnership (or revalued in accordance with the Partnership Agreement) prior to the effective date of the amendments.

●

The amendment to Section 7.3(c) would allow the Partnership to acquire properties in exchange for consideration consisting of a combination of common units (up to 40% of the outstanding common units after giving effect to such issuance), cash proceeds of any public or private offer or sale of Partnership securities and cash from operations of the Partnership (provided that such amount of cash from operations of the Partnership does not exceed the Cash Reserve Limitation, which is a new definition included in this LPA Amendment that means an amount equal to 10% of the Partnership’s aggregate cash distributions made in the four immediately prior quarters). The Partnership is currently limited to using an amount of cash from operations of the Partnership up to 5% of the aggregate cash distributions made by the Partnership for the four immediately prior quarters and issuing an amount of common units not to exceed 10% of the outstanding common units in connection with the Partnership acquiring properties in exchange for a combination of common units and cash (but such limitations do not apply in connection with the Partnership acquiring properties solely in exchange for either cash or common units). Our general partner believes that this amendment is necessary for consistent application of the limitations on the Partnership’s authority to acquire properties.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE LPA AMENDMENT.

PROPOSAL TO APPROVE, BY A UNITHOLDER NON-BINDING ADVISORY VOTE, THE COMPENSATION PAID TO THE PARTNERSHIP’S NAMED EXECUTIVE OFFICERS, PURSUANT TO ITEM 402 OF REGULATION S-K OR ANY SUCCESSOR THERETO, COMMONLY REFERRED TO AS A “SAY ON PAY” PROPOSAL

(PROPOSAL NO. 5 ON THE PROXY CARD)

The Board of Managers recommends the approval of the compensation paid to the Partnership’s named executive officers as described in this proxy statement.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), we are submitting a “Say on Pay” proposal for our Unitholders’ consideration. This proposal provides Unitholders with the opportunity to cast an advisory vote on the compensation of the Partnership’s executive officers, in their capacities as the executive officers of our general partner, the general partner of our general partner and the operating partnership of our general partner. As discussed in the Compensation Discussion and Analysis, our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and align the executive officers’ interest with those of the common Unitholders. Our Advisory Committee and Chief Executive Officer believe our compensation program is sufficient to attract, retain, incentivize and properly reward our employees, including executive officers.

We invite you to carefully review the Compensation Discussion and Analysis including the tabular and other disclosures on executive compensation contained in this proxy statement. Based upon that review, the Board of Managers recommends that the Unitholders approve, on an advisory basis, the following resolution at the annual meeting:

RESOLVED, that the compensation paid to the Partnership’s named executive officers, as discussed and disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the compensation table, and any narrative executive compensation disclosure contained in this proxy statement is hereby approved.

While the vote does not bind the Board of Managers to any particular action, the Board of Managers values the input of our Unitholders, and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE PARTNERSHIP’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL TO ESTABLISH, BY A UNITHOLDER NON-BINDING ADVISORY VOTE, THE FREQUENCY OF SUBMISSION TO UNITHOLDERS OF ADVISORY “SAY ON PAY” PROPOSALS

(PROPOSAL NO. 6 ON THE PROXY CARD)

Under the Dodd Frank Act, the Partnership is also required to seek a non-binding advisory Unitholder vote regarding the frequency of submission to Unitholders of a “Say on Pay” advisory vote such as that set forth in Proposal No. 5. As discussed in Proposal No. 5, the Board of Managers values the input of our Unitholders regarding the compensation of the Partnership’s executive officers. Unitholders can advise the Board of Managers on whether such votes should occur every year, every two years, or every three years, or may abstain from voting. Although this vote is advisory and non-binding, our Board of Managers will review voting results and give serious consideration to the outcome of such voting. A scheduling vote similar to this will occur at least every six years.

The average and total annual compensation of the Partnership’s named executive officers is $890,225 and $1,780,449, respectively. Our Board of Managers recommends that the advisory Unitholder vote on executive compensation be held every three years. We believe a triannual vote aligns best with our partnership structure, risk profile and the frequency of recruiting and retaining executives.

Please mark on the Proxy Card your preference as to the frequency of holding “Say on Pay” Unitholder advisory votes as either every year, every two years, or every three years or mark “abstain.” You are not voting to approve or disapprove the Board of Managers’ recommendation on this item.

THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR “3 YEARS” AS THE FREQUENCY FOR VOTING ON “SAY ON PAY” PROPOSALS.

HOUSEHOLDING

Unless the Partnership has received contrary instructions, the Partnership may send a single copy of this proxy statement to any household at which two or more Unitholders reside if the Partnership believes the Unitholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Partnership’s expenses. Requests for additional copies of this proxy statement should be directed to Dorchester Minerals, L.P., Attn: 2023 Annual Meeting, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541.

OTHER MATTERS

The Board of Managers does not intend to present any other matters at the 2023 Annual Meeting and knows of no other matters that will be presented. However, if any other matters come before the 2023 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Managers of Dorchester Minerals Management GP LLC,

/s/ William Casey McManemin
William Casey McManemin
Chairman

August 21, 2023

ANNEX A

AMENDMENT NO. 1 TO THE

DORCHESTER MINERALS MANAGEMENT LP EQUITY INCENTIVE PROGRAM

This Amendment (“Amendment”) which amends and modifies the Dorchester Minerals Management LP Equity Incentive Program, as amended and restated as of October 20, 2022 and adopted by Minerals Management (as it may be amended from time to time, the “Program”), is made as of [●], 2023 (the “Amendment Date”). Capitalized terms used and not defined in this Amendment shall have the respective meanings given to them in the Program.

WHEREAS, pursuant to Section 11 of the Program, the Administrator may amend the Program subject to the terms and conditions contained therein; and

WHEREAS, the Administrator desires to amend the Program to permit the issuance of Common Units directly from the Partnership in event that Minerals Management is otherwise prohibited from purchasing Common Units on the open market.

NOW, THEREFORE, the following amendment and modification is hereby made a part of the Program:

1.

Amendment to the Program. The last sentence of Section 3 of the Program is hereby deleted in its entirety and replaced with the following sentence (with additions to the original provision shown as bold and underlined):

“All Common Units granted pursuant to an Award shall consist of Common Units acquired by Minerals Management in the open market; provided, that, if Minerals Management is otherwise prohibited from purchasing Common Units on the open market due to legal or regulatory restrictions, Minerals Management shall direct the Partnership to issue Common Units directly to a Participant in order to satisfy an Award.”

2.	Effective Date of Amendment. The amendment to the Program set forth in Section 1 above shall be effective as upon its approval by a majority of the holders of Common Units on October 4, 2023.

3.

Full Force and Effect. Except as expressly modified or waived by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Program shall remain in full force and effect in accordance with their respective terms.

4.

No Waiver of Rights. Except as expressly provided herein, for the avoidance of doubt, nothing herein shall limit or otherwise modify any rights or obligations of Management Minerals under the Program, as amended hereby.

5.

Electronic Signatures. Delivery of an executed counterpart to this Amendment by telecopy, e-mail or other electronic means (e.g., “pdf” or “rtf”) shall be effective as an original and shall constitute a representation that an original will be delivered

6.	Choice of Law. Section 13 of the Program is hereby incorporated mutatis mutandis.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Program has been executed on the Amendment Date, to be effective as of the Effective Date.

DORCHESTER MINERALS MANAGEMENT LP
By:	Dorchester Minerals Management GP LLC, its sole general partner

By:

Name:

Title:

A-2

ANNEX B

AMENDMENT NO. 3

TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

DORCHESTER MINERALS, L.P.

[•], 2023

This Amendment No. 3 (this “Amendment”) to the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), dated as of February 1, 2003, as amended by Amendment No. 1 dated December 22, 2017 and Amendment No. 2 dated May 16, 2018 (the “Partnership Agreement”), is entered into effective as of [•], 2023, by Dorchester Minerals Management LP, a Delaware limited partnership (the “General Partner”), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

RECITALS

WHEREAS, the General Partner is the sole general partner of the Partnership that is governed by the Partnership Agreement;

WHEREAS, the General Partner deems it necessary, advisable and in the best interest of the Partnership and the Partners to amend the Partnership Agreement as provided herein;

WHEREAS, the holders of a Unit Majority have approved this Amendment;

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

AMENDMENT

1.         Amendments to Section 1.1 (Definitions).

(a)         The definition of “Available Cash” in Section 1.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows (with deletions to the original provision shown as ~~struck through~~ and additions to the original provision shown as bold and underlined):

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date,

(a) all cash and cash equivalents of the Partnership on hand at the end of such Quarter (including any previously reserved cash for acquisitions that has not been used on or prior to the last Business Day of such Quarter other than cash proceeds received by the Partnership from a public or private offering of securities of the Partnership and cash proceeds from a sale of assets of the Partnership that the Partnership intends to use in an asset swap or other similar transaction), less

(b) the amount of any cash reserves that is necessary or appropriate to (i) provide for the proper conduct of the business of the Partnership (including reserves for acquisitions permitted under Section 7.3(c)(i) or other future capital expenditures and for anticipated future credit needs of the Partnership) subsequent to such Quarter and (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation; provided, however, that cash reserves for acquisitions may only be excluded from the calculation of Available Cash to the extent such ~~acquisitions are the subject of a binding agreement or a non-binding letter of intent~~ reservation does not exceed the Cash Reserve Limitation.

(b)         The definition of “Cash Reserve Limitation” is hereby added to Section 1.1 of the Partnership Agreement as follows:

“Cash Reserve Limitation” shall mean 10% of the Partnership’s aggregate cash distributions made pursuant to Section 6.3(a) with respect to the two immediately prior Quarters; provided further that any cash reserved for acquisitions in any prior period (other than a reservation made in the immediately  prior quarter) that has not been used for, or otherwise committed to, an acquisition on or prior to the last Business Day of such Quarter shall no longer be reserved from Available Cash.

(c)         The definition of “Outstanding” in Section 1.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows (with additions to the original provision shown as bold and underlined):

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group Beneficially Owns 20% or more of any Partnership Securities of any class that would be considered then Outstanding (pursuant to the provisions of this definition preceding this proviso), all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by any non-waivable provision of law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the limitations of the immediately preceding proviso with respect to Partnership Securities held by such Person or Group shall not apply to such Partnership Securities (so long as held by such Person or Group), if the exception from such limitations with respect to such Partnership Securities (so long as held by such Person or Group) has been approved by the General Partner pursuant to authorization and direction by the Board of Managers (acting with the approval of a majority of the members thereof who meet the independence standards required to serve on the audit committee of such Board of Managers by the National Securities Exchange on which the Common Units are listed for trading).

2.         Amendment to Section 4.1 (Certificates). Section 4.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows (with deletions to the original provision shown as ~~struck through~~ and additions to the original provision shown as bold and underlined):

Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person, or create a book-entry notation in the register maintained on behalf of the Partnership by the General Partner, or, if the General Partner so determines, by the Transfer Agent as part of the Transfer Agent’s books and transfer records, evidencing the number of such Units being so issued. ~~In addition, upon the General Partner~~’~~s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership. Such Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Vice President, and by the Secretary or any Assistant Secretary of the General Partner (or its general partner, if applicable).~~ No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, the Common Units may be certificated or uncertificated as provided in the Delaware Act; provided, further, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the General Partner~~; and provided further that this requirement shall not apply to Common Unit Certificates issued pursuant to the Combination Agreement to the general partners of DHL with respect to their general partner interests in DHL~~. With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book-entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

3.         Amendment to Section 6.1(c)(viii) (Code Section 754 Adjustments). Section 6.1(c)(viii) of the Partnership Agreement is hereby amended and restated in its entirety as follows (with additions to the original provision shown as bold and underlined):

(viii)         To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(~~c~~b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

4.         Amendment to Section 6.2(b)(i) (Allocations for Tax Purposes). Sub-part (i) of Section 6.2(b) of the Partnership Agreement is hereby amended and restated in its entirety as follows (with deletions to the original provision shown as ~~struck through~~ and additions to the original provision shown as bold and underlined):

(i) In the case of a Contributed Property (or Adjusted Property that was originally a Contributed Property), the adjusted basis of such property shall be allocated at the time of contribution to the Partners who contributed such property to the Partnership in amounts equal to their respective tax basis in such property immediately prior to such contribution. ~~For purposes of this Section 6.2(b), the Assets shall be deemed to have been~~; provided, however, the General Partner may in its reasonable discretion elect, with respect to any Contributed Property contributed to the Partnership ~~by the partners of Republic, Spinnaker or DHL, as applicable, or their successors~~ after the date hereof (or any Adjusted Property the Carrying Value of which is adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii) after the date hereof, to apply another allocation method.

5.         Amendment to Section 6.2(c)(i) (Allocations for Tax Purposes). Sub-part (i) of Section 6.2(c) of the Partnership Agreement is hereby amended and restated in its entirety as follows (with additions to the original provision shown as bold and underlined):

(i)          In the case of the Contributed Property (or Adjusted Property that was originally a Contributed Property), such “amount realized” shall be allocated (A) first, to the Partners who contributed such property, in a manner consistent with Section 704(c) of the Code, and (B) second, the balance to the Partners in accordance with their respective Percentage Interests; provided, however, the General Partner may in its reasonable discretion elect, with respect to any Contributed Property contributed to the Partnership after the date hereof (or any Adjusted Property the Carrying Value of which is adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii) after the date hereof, to apply another allocation method.

6.         Amendment to Section 6.2 (Allocations for Tax Purposes). The first sentence of Section 6.2(d) of the Partnership Agreement is hereby amended and restated in its entirety as follows (with additions to the original provision shown as bold and underlined):

(d)          In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than with respect to oil and gas properties as provided in Section 6.2(b) and Section 6.2(c), items of income, gain, loss, depreciation, amortization, and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, using any method determined appropriate by the General Partner, and as follows:

7.         Amendment to Section 7.3 (Restrictions on General Partner’s Authority). Section 7.3(c) of the Partnership Agreement is hereby amended and restated in its entirety as follows (with deletions to the original provision shown as ~~struck through~~ and additions to the original provision shown as bold and underlined):

(c)         After consummation of the transactions contemplated by the Combination Agreement, the General Partner may not, without written approval of a Unit Majority, cause the Partnership to acquire or obtain any oil or gas property interest (including mineral fee interests, royalty and overriding royalty interests) unless such acquisition is complementary to the Partnership’s objectives and is made either (A) in exchange for Partnership Interests (other than General Partner Interests, and subject to the restrictions described in Section 5.7), (B) in exchange for cash proceeds of any public or private offer and sale of Partnership Securities or options, rights, warrants or appreciation rights relating to the Partnership Securities or (C) in exchange for other cash from the operations of the Partnership (“Operating Cash”), provided this clause (C) shall only be available to the extent the aggregate cost of any acquisitions (including acquisition expenses) made in exchange for Operating Cash during the 12-month period ending on the first to occur of the execution of a definitive agreement for such acquisition and its consummation (the “Determination Date”) is equal to or less than ~~10% of the Partnership~~’~~s aggregate cash distributions made pursuant to Section 6.3(a) with respect to the four most recent Quarters for which such cash distributions have been made as of the Determination Date~~ the Cash Reserve Limitation, or (D) any combination of the foregoing clauses (A), (B) and (C). The Partnership Interests referred to in this Section 7.3(c) include but are not limited to Common Units. ~~Notwithstanding any provision to the contrary in this Agreement (including Section 5.7 and this 7.3(c)), in the event that the Partnership acquires properties for a combination of Operating Cash and Partnership Interests, (i) the Operating Cash component of the acquisition consideration shall be equal to or less than 5% of the aggregate cash distributions made by the Partnership for the four most recent Quarters and (ii) the amount of Partnership Interests to be issued in such acquisition, after giving effect to such issuance, shall not exceed 10% of the outstanding Limited Partnership Interests.~~

8.         Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

9.         Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the General Partner has executed and delivered this Amendment in accordance with the Partnership Agreement, and as of the date first written above.

GENERAL PARTNER: Dorchester Minerals Management LP

By:	Dorchester Minerals Management GP LLC, its General Partner

By:
Name:
Title:

LIMITED PARTNERS: On behalf of all Limited Partners, as attorney-in-fact, pursuant to the power of attorney in Section 2.6 of the Partnership Agreement: Dorchester Minerals Management LP

By:	Dorchester Minerals Management GP LLC, its General Partner

By:
Name:
Title:

PROXY
DORCHESTER MINERALS, L.P.
PROXY FOR 2023 ANNUAL MEETING OF LIMITED PARTNERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS

The undersigned hereby appoints each of Bradley J. Ehrman and William Casey McManemin proxy and attorney in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and to vote as specified on the reverse side all common units of Dorchester Minerals, L.P., which the undersigned is entitled to vote at the Annual Meeting of Limited Partners on October 4, 2023 at 2 p.m. Central Time, or any adjournments or postponements thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE, FOUR AND FIVE AND THREE YEARS FOR PROPOSAL 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be marked, dated and signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 3, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE DURING THE ANNUAL MEETING – go to www.virtualshareholdermeeting.com/DMLP2023

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our partnership in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.[2]

The Board of Managers recommend that you vote FOR ALL the following:		For All	Withhold All	For All Except

1.	Approval of Amendment No. 1 to the Dorchester Minerals Management LP Equity Incentive Program	☐	☐	☐

2.	Election of Managers with subsequent appointment to the Advisory Committee 01 Allen D. Lassiter 02 C.W. (Bill) Russell 03 Ronald P. Trout	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

2 To be updated.

		For	Against	Abstain

3.	Approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022	☐	☐	☐

		For	Against	Abstain
4.	Approval of Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P.	☐	☐	☐

		For	Against	Abstain

5.

Approval of, by a unitholder non-binding advisory vote, the compensation paid to the Partnership’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, commonly referred to as a “Say on Pay” proposal

		☐	☐	☐

The Board of Managers recommend that you vote THREE YEARS the following:
		One Year	Two Years	Three Years	Abstain

6.	The establishment, by a unitholder non-binding advisory vote, of the frequency of submission to unitholders of advisory “Say on Pay” proposals.	☐	☐	☐	☐

7.

Such other business as may properly come before the meeting or any adjournment or postponement thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on our proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4 AND 5 AND “3 YEARS” ON PROPOSAL NO. 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date